As filed with the Securities and Exchange
Commission on May 14, 2001                      Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              SPHERION CORPORATION
               (Exact name of issuer as specified in its charter)


          Delaware                                       36-3536544
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                             2050 Spectrum Boulevard
                       Fort Lauderdale, Florida 33309-3799
               (Address of Principal Executive Offices) (Zip Code)


                    SPHERION CORPORATION 401(k) BENEFIT PLAN
                           (Full titles of the Plans)



                             LISA G. IGLESIAS, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                              Spherion Corporation
                             2050 Spectrum Boulevard
                       Fort Lauderdale, Florida 33309-3799
                                 (954) 938-7600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)




                                        CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                          Proposed maximum     Proposed maximum       Amount of
       Title of securities             Amount to be        offering price         aggregate         registration
        to be registered                registered            per share         offering price           fee
----------------------------------------------------------------------------------------------------------------
  Common Stock $0.01 par value            400,000             7.675 (1)           $3,070,000           $767.50
================================================================================================================


         (1) Calculated pursuant to Rule 457(c) and (h) on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 11, 2001.

================================================================================

           INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

     Pursuant to Instruction E of Form S-8, the contents of Registration Statement No. 333-18935 relating to the 401(k) Benefit Plan is hereby incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

    The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit No.  Description
-----------  -----------

    5        Opinion of Mazursky & Dunaway, LLP

    23.1     Consent of Mazursky & Dunaway, LLP (included in Exhibit 5)

    23.2     Consent of Deloitte & Touche LLP

    24       Power of Attorney (see signature pages to this Registration
             Statement)

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on this 14th day of May, 2001.

                                      SPHERION CORPORATION

                                      By:  /s/ Cinda A. Hallman
                                           -------------------------------------
                                           Cinda A. Hallman
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint Cinda A. Hallman and Roy G. Krause, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, could lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated below on the 14th day of May, 2001:

/s/ Cinda A. Hallman                  President, Chief Executive Officer and
-----------------------------------   Director (principal executive officer)
Cinda A. Hallman



/s/ Roy G. Krause                     Executive Vice President and
-----------------------------------   Chief Financial Officer
Roy G. Krause                         (principal financial officer)



/s/ Mark W. Smith                     Vice President - Finance
-----------------------------------   (principal accounting officer)
Mark W. Smith




                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

/s/ Steven S. Elbaum                  Director
-----------------------------------
Steven S. Elbaum



/s/ William F. Evans                  Director
-----------------------------------
William F. Evans



/s/ Jerome B. Grossman                Director
-----------------------------------
Jerome B. Grossman



/s/ Guy W. Millner                    Director
-----------------------------------
Guy W. Millner



/s/ J. Ian Morrison                   Director
-----------------------------------
J. Ian Morrison



/s/ A. Michael Victory                Director
-----------------------------------
A. Michael Victory

                                  EXHIBIT INDEX

Exhibit No.                            Description
-----------                            ------------

    5                        Opinion of Mazursky & Dunaway, LLP

    23.1                     Consent of Mazursky & Dunaway, LLP
                             (included in Exhibit 5)

    23.2                     Consent of Deloitte & Touche LLP

    24                       Power of Attorney (included as part of
                             signature page)